UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

EVE HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39704	85-2549808
(Commission File Number)	(IRS Employer Identification No.)

1400 General Aviation Drive, Melbourne, Florida	32935
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 751-5050

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	EVEX	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock	EVEXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Eve Holding, Inc. (the “Company”) it its Current Report on Form 8-K dated July 31, 2023, the Company’s Board of Directors (the “Board”) appointed Johann Bordais as the Company’s Chief Executive Officer, effective September 1, 2023.

On September 29, 2023, in connection with his new position, the Company entered into an employment agreement with Mr. Bordais (the “Bordais Employment Agreement”). Under the Bordais Employment Agreement, Mr. Bordais will receive an annual base salary of 1,800,000 BRL and will be eligible to receive an annual cash bonus of up to 1,500,000 BRL (pro-rated for the period he is employed by the Company in 2023), based on the achievement of individual and Company performance objectives as determined by the Board. In addition, Mr. Bordais will receive a one-time equity award of 343,616 restricted stock units (“RSUs”), pursuant to the Company’s 2022 Stock Incentive Plan (the “2022 Plan”), and subject to the terms and conditions set forth in the award agreements. Beginning with 2024, at the Board’s sole discretion, Mr. Bordais will be eligible to receive periodic grants of RSUs pursuant to the 2022 Plan and subject to terms and conditions of the award agreement (the “LTI Grant”). For 2024, the Board has approved an LTI Grant in the amount of 30,000 RSUs to be granted to Mr. Bordais when the Company issues it annual grants.

The Bordais Employment Agreement further provides that if Mr. Bordais’ employment is terminated by the Company without Cause (as defined in the Bordais Employment Agreement) or Mr. Bordais resigns for Good Reason (as defined in the Bordais Employment Agreement), Mr. Bordais will be entitled to receive a lump sum payment equal to one times Mr. Bordais’ annual base salary, subject to his execution and non-revocation of a release of claims in favor of the Company. Mr. Bordais will also be entitled to receive any additional severance payments required to be paid under Brazilian labor laws. The Bordais Employment Agreement includes certain restrictive covenants, including a perpetual confidentiality covenant and non-competition and non-solicitation covenants that apply during Mr. Bordais’ employment and, in certain cirmcumstances, for a period of twelve months following termination of employment.

The foregoing description of the Bordais Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Bordais Employment Agreement, which is filed herewith as Exhibit 10.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of the Company, and actual events or results may differ materially from these forward-looking statements. All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” variations of such words, and similar words and phrases are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements concern, and these risks and uncertainties include, among others, the timing and success of our Chief Executive Officer and Board member transitions, their anticipated future responsibilities and contributions to the Company, and their compensation and employment arrangements. A more complete description of these and other material risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to, risks, uncertainties, assumptions and factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the quarterly period ended June 30, 2023. Forward-looking statements are based on management’s current beliefs and judgment, and the reader is cautioned not to place undue reliance on any forward-looking statements made by the Company. The Company does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and among EVE Soluções de Mobilidade Aérea Urbana, Ltda., Eve Holding, Inc. and Johann Bordais, dated September 29, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVE HOLDING, INC.

Date: October 04, 2023	By:	/s/ Eduardo Siffert Couto
		Name:	Eduardo Siffert Couto
		Title:	Chief Financial Officer